UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2017
CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On March 28, 2017, the Company received notice (the “Notice”) from the New York Stock Exchange, Inc. (the “NYSE”) that the Company does not presently satisfy the NYSE’s continued listing standard requiring the average market capitalization of the Company to not be less than $50 million over a 30 trading-day period while its stockholders’ equity is less than $50 million. The Notice has no immediate impact on the listing of the Company’s common stock and does not affect the Company’s ongoing business operations or its Securities and Exchange Commission reporting requirements. In accordance with the NYSE rules, the Company intends to respond to the Notice within 45 days of its receipt with the submission of a business plan demonstrating how the Company intends to return to compliance with the market capitalization standards within 18 months of receipt of the Notice (which period may be truncated by the NYSE). The NYSE will review that plan and, within 45 days of its receipt, determine whether we have made a reasonable demonstration of an ability to achieve compliance on the market capitalization standard. If the NYSE accepts the plan, the common stock will continue to be listed and traded on the NYSE during that specified period.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit
Number        Description
99.1        Press release of Cenveo, Inc. dated March 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017

CENVEO, INC.

By:	/s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Description

99.1        Press release of Cenveo, Inc. dated March 31, 2017